                                                                    EXHIBIT 10.8


                        SEPARATION AGREEMENT AND RELEASE

         This Separation Agreement and Release (this "Agreement") is made and entered into this 31st day of March, 2000, by Sola International, Inc., a Delaware corporation (the "Company"), and John Heine (the "Executive").

                                  WITNESSETH:

         WHEREAS, the Executive and the Company are parties to a Confidential Severance Agreement dated as of November 20, 1996 (the "Severance Agreement"); and

         WHEREAS, the Executive desires to resign his employment with the Company and the Company is willing to accept the Executive's resignation, subject to the terms and conditions of this Agreement set forth below;

         NOW THEREFORE, the Company and Executive, in consideration of the covenants and agreements herein expressed, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

         1.    Resignation.  The Executive hereby resigns from all of his
               -----------
positions as a director and officer of the Company and all of its subsidiaries and affiliates effective as of the date hereof (the "Resignation Date").

         2.  Severance Payments.  Subject to Section 2(f) below, for and in
             ------------------
consideration of all of the Executive's acknowledgments, releases and covenants set forth in this Agreement, the Executive shall be entitled to the following compensation and benefits:


                    (a) Salary Continuation. In accordance with and in full
                        -------------------
satisfaction of the Company's obligations under Section 3.A. of the Severance Agreement in respect of salary, the Company shall pay the Executive 1/12 of his annual base salary at the rate in effect on the Termination Date for each month from the Termination Date until the expiration of the Severance Period (as defined below). Such payments shall be made in accordance with the normal payroll procedures of the Company and be pro-rated for any partial payroll period. "Severance Period" shall mean the period ending on the earlier of (A) the second anniversary of the Resignation Date, or (B) the date the Executive breaches any of his obligations under Section 5, 6, 7 or 8 of the Severance Agreement.

                    (b) Bonus Severance. In accordance with and in full
                        ---------------
satisfaction of the Company's obligations under Section 3.A. of the Severance Agreement in respect of the Management Incentive Plan, the Company shall pay to the Executive $23,861.17 for each month during the Severance Period. Such payment shall be made in accordance with the normal payroll procedures of the Company and be pro-rated for any partial payroll period.

                    (c) Options. All options (the "Options") to acquire common
                        -------
stock of the Company which are held by the Executive shall remain outstanding and exercisable until the expiration of the Severance Period, immediately after which they shall terminate.

                    (d) Benefits Continuation. In accordance with and in full
                        ---------------------
satisfaction of the Company's obligations under Sections 3.B. and C. of the Severance Agreement, the Company shall make the payments and reimbursements and provide the benefits set forth on Parts 1 and 2 of Schedule A attached hereto; it being understood that the amount of all payments and reimbursements shall be based on actual costs incurred by the Company or by the Executive.

                    (e) No 2000 Bonus. The Executive shall not be entitled to
                        -------------
receive an annual cash bonus in respect of the Company's 2000 fiscal year under the Company's Management Incentive Plan.

                    (f) Forfeiture of the Severance Payments. If the Severance
                        ------------------------------------
Period expires prior to the Second Anniversary of the Resignation Date, the Company shall be entitled to terminate the payments and benefits under this
Section 2.

                    (g) No Mitigation. The Executive shall not be required to
                        -------------
mitigate the amount of any payment or benefit contemplated by this Section 2.

         3.  Withholding.  The Company shall have the right to deduct from any
             -----------
amounts payable under this Agreement or otherwise any taxes or other amounts required by law to be withheld.

         4.    Executive Release. In consideration of this Agreement, the
               -----------------
Executive agrees to release and forever discharge the Company, its stockholders, subsidiaries, directors, officers and employees, and any affiliates, agents, representatives, successors, and assigns of any of the foregoing (collectively referred to as the "Releasees"), from and against any and all obligations, liabilities, damages, costs, claims, complaints, charges, or causes of actions in law or equity (collectively "Claims") that the Executive or his heirs, administrators, successors, or assigns may now have or may ever have against any Releasee, whether accrued, absolute, contingent, unliquidated or otherwise, and whether known or unknown on the date hereof, and which have or may have arisen out of any act or omission occurring, or state of facts existing, prior to the date of execution of this Agreement, in any way related to the Executive's employment with, and services as a director of, the Company and its affiliates and the termination thereof, or in connection with the Executive's ownership of any securities of the Company or any of its affiliates, including, without limitation, (i) Claims arising under the Severance Agreement and, except as explicitly provided in this Agreement, any arrangement, plan, program, or policy for executive benefits, with the exception of any tax qualified plans under which the Executive has a vested accrued interest, (ii) any other Claims related to the Executive's employment with the Company or the termination of that employment and (iii) Claims based on federal, state, or local law or regulation or the common law, including but not limited to, Claims in any way related to Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Equal Pay Act, the Fair Labor Standards Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, as amended, and all other applicable state and local labor and employment laws (including all laws concerning unlawful and unfair labor and employment practices), breach of contract, wrongful discharge, defamation or intentional infliction of emotional distress. If and to the extent a court of competent jurisdiction shall determine any part or portion of the foregoing release to be invalid or unenforceable, the same shall not affect the remainder of the release which shall be given full effect without regard to the invalid part or portion of the release. The Executive acknowledges that by signing below he knowingly, voluntarily, and expressly waives and relinquishes any and all rights that he may have under Section 1542 of the California Civil Code, or any similar provision or law of any jurisdiction or any similar or analogous principle of common law. California Civil Code Section 1542 provides:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         5.    Executive Acknowledgment.  The Executive acknowledges that he:
               ------------------------
(i) has been given the opportunity to consider the terms of this Agreement for more than twenty-one (21) days and has determined that it is in his best interest to execute this Agreement on the date hereof; (ii) is waiving claims under the Age Discrimination in Employment Act;
(iii) has been advised to consult with legal counsel of his own choosing prior to the execution of this Agreement; (iv) fully understands the terms and conditions contained herein; (v) has entered into this Agreement of his own free will and was not under any undue pressure or duress; (vi) is not waiving rights or claims that may arise after the date this Agreement is executed; (vii) has received as consideration for the waivers contained herein money and other benefits in addition to that which he is already entitled; (viii) understands that for a period of seven (7) days following the execution of this Agreement that he may revoke his waiver and release of any claims under the Age Discrimination in Employment Act. In the event the Executive so revokes his waiver and release of claims under the Age Discrimination in Employment Act, the Executive shall not be entitled to any of the payments or benefits provided in
Section 2(b) hereof and in all other respects this Agreement shall remain in full force and effect. The Executive represents that with respect to any act or omission occurring, or state of facts existing, on or prior to the date of execution of this Agreement, he has not filed any complaints, charges or lawsuits against any Releasee with any government agency or any court or other tribunal.

         6.    Continuing Provisions.  Sections 5, 6, 7 ,8, 9, and 19 of the
               ---------------------
Severance Agreement shall remain in full force and effect and are incorporated into this Agreement, and the Executive shall continue to be bound thereby.

         7.  No Admissions.  Nothing in this Agreement shall be construed as an
             -------------
admission by any Releasee of any liability on its part under any federal, state, or local law or regulation or the common law. The Executive also acknowledges that he has had the opportunity to consult with an attorney prior to signing this Agreement, and that he has read and understood all of the provisions of this Agreement.

         8.    Entire Agreement.  This Agreement and the portions of the
               ----------------
Severance Agreement which remain in full force and effect pursuant to Section 6 hereof constitute the entire agreement between the parties with respect of the subject matter hereof and supersedes any and all other agreements either oral or in writing between the parties hereto with respect to the subject matter hereof, including, but not limited to, the Severance Agreement (except as set forth above), and contain all of the covenants and agreements between the parties with respect to said matters. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any Releasee, or anyone acting on behalf of any Releasee, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding.

         9.  Binding Effect.  This Agreement shall be binding upon any and all
             --------------
successors and assigns of the Executive and the Company.

         10.  Governing Law.  Except for issues or matters as to which federal
              -------------
law is applicable, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the conflicts of law principles thereof.

         11.  Severability.  If and to the extent that any court of competent
              ------------
jurisdiction holds any provision or part of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

         12.  Headings.  The headings contained herein are solely for the
              --------
purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

         13.  Counterparts.  This Agreement may be executed in two counterparts.
              ------------

         14.  Press Release; Confidentiality.  Subject to applicable law, the
              ------------------------------
parties shall mutually agree on the form of any press release relating to the Executive's resignation from the Company. Other
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than with respect to information provided in any such press release or required to be disclosed by court order, the Executive agrees not to disclose the terms of this Agreement to any person or entity, other than the Executive's immediate family and financial or legal advisors who agree to be bound by this confidentiality provision.

         15.  Arbitration.  Except as otherwise provided in Section 9, with
              -----------
respect to any controversy arising out of or relating to this Agreement, or the subject matter thereof, such controversy shall be settled by final and binding arbitration in Palo Alto, California in accordance with the then existing rules ("the Rules") of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, however, that the law applicable to any controversy shall be the law of California, regardless of its or any jurisdiction's choice of law principle. Arbitration shall be the sole and exclusive remedy for the resolution of the disputes described above. In any such arbitration, the award or decision shall be rendered by a majority of the members of a board of arbitration consisting of three (3) members, one of whom shall be appointed by each party and the third of whom shall be the chairman of the panel and be appointed by mutual agreement of said two party appointed arbitrators. In the event of the failure of said two arbitrators to agree, within five (5) working days after the commencement of the arbitration, upon appointment of the third arbitrator, the third arbitrator shall be appointed by the AAA in accordance with the Rules. In the event that either party shall fail to appoint an arbitrator within five (5) days after the commencement of the arbitration proceeding, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the Rules. The arbitrators are empowered but, not limited, in making an award in favor of the Executive to require any act or acts which they believe necessary to effectuate the intent of this Agreement. The Company agrees that any costs of any arbitration brought whether by the Executive or the Company including the Executive's reasonable attorneys' fees and expenses and the costs, fees and expenses of the Executive's appointed arbitrator, shall be borne in their entirety by the Company.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and date indicated below.


                              JOHN HEINE




                              _________________________________

                              Dated:___________________________



                              SOLA INTERNATIONAL, INC.



                              By:______________________________

                              Title:___________________________

                              Dated:___________________________


327137
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                                   Schedule A
                                   ----------

1. Continuing Cash Payments:
                                                       Actual Cost for Two Years
                                                       -------------------------
Two Years Housing allowance            $38,461 X 2               $76,922
Two Years Medical supplement           $ 6,750 X 2               $13,500
                                                                 -------
Total over 2 years:                                              $90,422
                                                                 -------
Monthly payment via payroll:           $ 3,767.58



2.  Benefits/Reimbursements:

                                                                                    Estimated Cost
                                                                                    --------------
                                                                                     for Two Years
                                                                                     -------------
Two years continued participation in medical, dental, vision care,
and insurance  plans                                                                    $ 14,424

Two years continued tax advice and preparation in accordance with
existing  Company policy and past practice                                              $ 10,000

Two years continuation of use of Company car in accordance with existing Company policy and past practice, including insurance,
maintenance, fuel                                                                       $ 35,521

Two years continued accrual of benefits in accordance with existing
Company  policy and past practice under Australian Superannuation
Fund/individual  retirement contract mirroring the fund                                 $220,926

Two years continued telephone use in accordance with existing Company
policy and  past practice                                                               $  2,500

Two years of annual family leave in accordance with existing Company                    $ 12,000
policy and past practice X 2 years

Reimbursement of repatriation costs in accordance with existing
Company policy  and past practice

     Real estate agents commissions on sale of US property                              $250,000

  Closing costs on sale of US property                              $ 10,000

  Tax protection of closing costs                                   $227,505

  Shipping of household goods to Australian home                    $ 30,000

  Air fares and expenses of Heine and spouse travel                 $  8,000

Outplacement in accordance with confidential Severance Agreement
                                                                    $ 25,000

Purchase by you of Company car at end of 2 years at net book value

Transfer of ownership to you by the Company of 2 personal computers